                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                               U.S. CONCRETE, INC.
                (Name of Registrant as specified in its charter)


                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)      Title of each class of securities to which transaction applies:
        (2)      Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)      Proposed maximum aggregate value of transaction:
        (5)      Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)      Amount previously paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:

                       [U.S. CONCRETE LOGO APPEARS HERE]










                                                                  April 19, 2001

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2001 Annual Meeting of Stockholders of U.S. Concrete, Inc. We will hold the meeting at 9:00 a.m., Central Time, on Thursday, May 17, 2001, at the Adam's Mark Hotel, 2900 Briarpark, Houston, Texas.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Stockholders describing U.S. Concrete's operations during the year ended December 31, 2000 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in U.S. Concrete.

Sincerely,


/s/ VINCENT D. FOSTER                     /s/ EUGENE P. MARTINEAU
Vincent D. Foster                         Eugene P. Martineau
Chairman of the Board                     President and Chief Executive Officer

                               U.S. CONCRETE, INC.

                 2925 BRIARPARK, SUITE 500, HOUSTON, TEXAS 77042

                              ---------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             Thursday, May 17, 2001

                              ---------------------



To the Stockholders of U.S. Concrete, Inc.:

         The Annual Meeting of Stockholders of U.S. Concrete, Inc. will be held on Thursday, May 17, 2001, at 9:00 a.m. local time at the Adam's Mark Hotel, 2900 Briarpark, Houston, Texas. At the meeting, we will ask you to consider and take action on the following:

         (1) election of three Class II directors as members of the Board of Directors of U.S. Concrete to serve until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected (Proposal No. 1);

         (2) ratification of the appointment of Arthur Andersen LLP as the independent auditors of U.S. Concrete for the year ending December 31, 2001 (Proposal No. 2); and

         (3) transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

         We are sending this notice and the attached proxy statement to our stockholders on or about April 19, 2001. Our Board of Directors has set the close of business on April 6, 2001 as the record date for determining stockholders entitled to receive notice and vote at the Annual Meeting. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal offices at 2925 Briarpark, Suite 500, Houston, Texas 77042. This list also will be available at the meeting.

         Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.


                         By Order of the Board of Directors


                         /s/ DONALD C. WAYNE
                         Donald C. Wayne
                         Vice President, Corporate Secretary and General Counsel

Houston, Texas
April 19, 2001

                               U.S. CONCRETE, INC.

                                 PROXY STATEMENT
                     FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

                           QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

Q:      WHAT AM I BEING ASKED TO VOTE ON?
A:      We are asking you to vote on the following:
        o the election of three members to our Board of Directors to serve until 2004;
        o the ratification of the appointment of Arthur Andersen LLP as our independent auditors for 2001; and
        o any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Q:      WHO MAY VOTE?
A: All stockholders of record as of the close of business on April 6, 2001, are entitled to vote. Holders of our common stock are entitled to one vote per share. As of April 6, 2001, 23,317,576 shares of our common stock were outstanding and entitled to vote.

Q:      WHO MAY ATTEND THE MEETING?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:      HOW DO I VOTE?
A:      You may vote in two ways:
        o   you may come to the Annual Meeting and cast your vote in person; or
        o you may vote by signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:      WHO IS SOLICITING MY PROXY?
A: U.S. Concrete is soliciting your proxy on behalf of its Board of Directors.

Q: WHAT HAPPENS IF I DO NOT INDICATE HOW I WISH TO VOTE ON ONE OR MORE OF THE PROPOSALS?
A: If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees for director (Proposal No. 1) and FOR ratification of the appointment of Arthur Andersen LLP (Proposal No. 2). We are unaware of any other matters that may come before the Annual Meeting. If they do, the proxy holders will vote the proxies in their best judgment.

Q:      WHAT IF I VOTE BY PROXY AND THEN CHANGE MY MIND?
A:      You can revoke your proxy at any time before the Annual Meeting by:
        o writing to U.S. Concrete's Secretary at the mailing address in the answer to the last question on the next page;
        o delivering a properly executed proxy dated after the date of the proxy you want to revoke; or
        o   attending the Annual Meeting and casting your vote in person.

Q: WHEN DID U.S. CONCRETE FIRST DISTRIBUTE THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY TO STOCKHOLDERS?
A: We first distributed this proxy statement and the accompanying form of proxy to our stockholders on or about April 19, 2001.

Q:      WHAT CONSTITUTES A QUORUM?
A: The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitutes a quorum. We need a quorum of stockholders to hold a valid Annual Meeting. If you have properly signed and returned your proxy card, you will be considered part of the quorum.

        We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card, but not on others because the broker does not have the authority to do so. If a quorum is not present, the chairman or the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting may adjourn the meeting, without notice other than an announcement at the meeting, until the required quorum is present.

Q: WHAT VOTE IS REQUIRED FOR THE PASSAGE OF EACH OF THE PROPOSALS UP FOR CONSIDERATION AT THE ANNUAL MEETING?
A: Directors are elected by a plurality of the shares of common stock present in person or by proxy and voting at the meeting. Ratification of Arthur Andersen LLP as our independent auditors for 2001 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will have no effect on the vote for directors or the ratification of the appointment of our independent auditors.

Q:      WHO WILL COUNT THE VOTES?
A: Representatives of American Stock Transfer & Trust Company will tabulate the votes.

Q:      WHAT SHARES ARE INCLUDED ON THE PROXY CARD?
A: The shares listed on your card represent all the shares of common stock held in your name (as distinguished from shares held by a broker in "street" name). You will receive a separate card from your broker if you hold shares in "street" name.

Q:      WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:      WHAT IS U.S. CONCRETE'S MAILING ADDRESS?
A: Our mailing address is U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the beneficial ownership of our common stock as of April 6, 2001 by (1) each person we know who beneficially owns more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our chief executive officer and each of our other executive officers named in the summary compensation table in this proxy statement and (4) all our directors and executive officers as a group.


                                                                               SHARES OF COMMON STOCK
                                                                                 BENEFICIALLY OWNED
                                                                              --------------------------
                  Name                                                            NUMBER       PERCENT
                  ----                                                        -------------   ----------
        Robert S. Walker(1)                                                       2,239,338       9.60%

        Robert S. Beall(2)                                                        1,648,022       7.07%

        William T. Albanese(3)                                                    1,359,824       5.83%

        Thomas J. Albanese(4)                                                     1,319,824       5.66%

        Neil J. Vannucci                                                            897,667       3.85%

        Vincent D. Foster(5)                                                        508,374       2.18%

        Eugene P. Martineau(6)                                                      450,117       1.92%

        Michael D. Mitschele                                                        425,529       1.82%

        Murray S. Simpson(7)                                                        322,333       1.38%

        Michael W. Harlan(8)                                                        255,274       1.09%

        Charles W. Sommer (9)                                                        86,116           *

        John R. Colson(10)                                                           50,000           *

        Peter T. Dameris(11)                                                         47,763           *

        Donald C. Wayne(12)                                                          36,164           *

        Directors and executive officers as a group                               6,674,749      28.15%
        (12 persons)(13)

----------------
*  Less than 1%

(1) Includes shares deemed beneficially owned by Mr. Walker as co-trustee of the Walker Family Trust and as general partner of Karob Investment Co., L.P. The address for Mr. Walker is 17821 S.E. 58th Place, Bellevue, Washington 98006.
(2) Includes 61,802 shares deemed beneficially owned by Mr. Beall as trustee of the Allison Beall 1999 Trust, 61,802 shares deemed beneficially owned by Mr. Beall as trustee of the Logan Beall 1999 Trust, 65,669 shares deemed beneficially owned by Mr. Beall as trustee of the Allison Beall Descendants' 1999 Trust and 65,669 shares deemed beneficially owned by Mr. Beall as trustee of the Logan Beall Descendants' 1999 Trust. The address for Mr. Beall is 1100 Westpark Way, Euless, Texas 76040.
(3) Includes options to purchase 6,250 shares of common stock and 1,353,574 shares deemed beneficially owned by Mr. Albanese as co-trustee of the William T. Albanese 1981 Trust and as the manager of WTA Investments, LCC. The address for Mr. Albanese is 755 Stockton Avenue, San Jose, California 95126.
(4) Includes options to purchase 6,250 shares of common stock and 1,313,574 shares deemed beneficially owned by Mr. Albanese as co-trustee of the Thomas J. Albanese Trust. The address for Mr. Albanese is 755 Stockton Avenue, San Jose, California 95126.
(5) Includes options to purchase 27,500 shares of common stock, 105,784 shares owned by Main Street Equity Ventures II, L.P., a merchant banking firm of which Mr. Foster is a senior managing director, 10,000 shares owned by Falcon Investors, G.P. and 300 shares deemed beneficially owned by Mr. Foster as custodian under the Texas Uniform Gifts to Minors Act. Mr. Foster disclaims beneficial ownership of the 105,784 shares owned by Main Street Equity Ventures II, L.P.
(6)   Includes options to purchase 135,000 shares of common stock.
(7) Includes 118,219 shares owned by the MSS 1998 GRAT of which Mr. Simpson's wife serves as trustee, 118,219 shares deemed beneficially owned by Mr. Simpson as trustee of the CSS 1998 GRAT, 50,044 shares deemed beneficially owned by Mr. Simpson as custodian for his grandchildren, 8,340 shares owned by the Cora S.

      Simpson 1990 Trust of which Mr. Simpson's wife serves as trustee, 12,511 shares deemed beneficially owned by Mr. Simpson as trustee of the Murray
      S. Simpson 1990 Trust and options to purchase 15,000 shares of common stock. Mr. Simpson disclaims beneficial ownership of the 118,219 shares owned by the MSS 1998 GRAT and the 8,340 shares owned by the Cora S. Simpson 1990 Trust.
(8) Includes options to purchase 105,000 shares of common stock and 50,000 shares owned by Mr. Harlan as trustee of the Michael and Bonnie Harlan 1996 Trust.
(9)   Includes options to purchase 35,500 shares of common stock.
(10) Includes options to purchase 15,000 shares of common stock and 10,000 shares owned by Falcon Investors, G.P.
(11)  Includes options to purchase 15,000 shares of common stock.
(12)  Includes options to purchase 35,500 shares of common stock.
(13)  Includes options to purchase 389,750 shares of common stock.

      All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assumes that shares of common stock that those persons may acquire within 60 days are outstanding, unless otherwise indicated.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Our certificate of incorporation divides our Board into three classes (Class I, Class II and Class III), having staggered terms of three years each. The present term of office of the directors in Class II will expire at the Annual Meeting.

         The Board has selected Vincent D. Foster, Michael D. Mitschele and John
R. Colson, each of whom currently serves on the Board, as nominees for election at the Annual Meeting. The respective terms of our current directors and nominees for director expire on the dates set forth below. Information regarding their ages and backgrounds also is set forth below.

         Assuming the presence of a quorum, the election of any director requires the favorable vote of the holders of a plurality of the shares of common stock present and voting, in person or by proxy, at the Annual Meeting. Any abstentions or broker non-votes will not affect the vote. IF YOU PROPERLY SIGN AND RETURN THE ENCLOSED PROXY, AND UNLESS YOU WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW. We do not expect that any of the nominees will refuse or be unable to act as a director of U.S. Concrete for the term specified. If, however, any nominee becomes unable or unwilling to serve as a director, the persons named as proxies intend to vote the proxy shares for the election of any other person the Board of Directors may designate.

CLASS II DIRECTORS WHOSE TERMS EXPIRE
AT THE 2001 ANNUAL MEETING AND
NOMINEES FOR ELECTION FOR TERMS
EXPIRING AT THE 2004 ANNUAL MEETING         AGE           POSITION(s) HELD
-----------------------------------         ---           ----------------
Vincent D. Foster                           44     Director and Chairman of the Board

Michael D. Mitschele                        44     Director and President of Baer Concrete, Incorporated

John R. Colson                              53     Director

CLASS III DIRECTORS WHOSE TERMS EXPIRE
AT THE 2002 ANNUAL MEETING                  AGE    POSITION(s) HELD
--------------------------                  ---    ----------------
William T. Albanese                         57     Director and President of Central Concrete Supply Co., Inc.

Robert S. Walker                            58     Director

Neil J. Vannucci                            64     Director

Murray S. Simpson                           63     Director

CLASS I DIRECTORS WHOSE TERMS EXPIRE
AT THE 2003 ANNUAL MEETING                  AGE    POSITION(s) HELD
--------------------------                  ---    ----------------
Eugene P. Martineau                         61     Director, Chief Executive Officer and President

Michael W. Harlan                           40     Director, Senior Vice President and Chief  Financial Officer

Peter T. Dameris                            41     Director


         Vincent D. Foster has served as one of our directors since August 1998 and became nonexecutive Chairman of the Board of Directors in May 1999. Mr. Foster is a Senior Managing Director of Main Street Equity Ventures II, L.P., a merchant banking firm. Since February 1998, Mr. Foster has served as nonexecutive Chairman of the Board of Directors of Quanta Services, Inc., a consolidator in the electrical and telecommunications contracting industry. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States. Mr. Foster specialized in structuring and executing "roll-up" transactions and in providing merger and acquisition and corporate finance advisory services to clients in consolidating industries. Mr. Foster is also a director of Carriage Services, Inc., a death-care company.

         Michael D. Mitschele has served as one of our directors since May 1999 and has served as President of Baer Concrete, Incorporated, one of our subsidiaries, since 1986. Previously, he served in various other capacities for Baer since 1972. Mr. Mitschele is a founding board member of the New Jersey Concrete and Aggregate Association. He has served as a member of the National Ready-Mixed Concrete Association for over 20 years and has held several leadership positions with the NRMCA, including service as a member of its board of directors for two terms, and Chairman of its membership committee and visionary leadership taskforce and service on its financial management committee.

         John R. Colson has served as one of our directors since May 1999 and has served as Chief Executive Officer of Quanta Services, Inc. since December 1997. From 1991 to February 1998, he served as President of PAR Electrical Contractors, Inc., a company that Quanta Services, Inc. acquired in February 1998. Mr. Colson is also a director of Quanta Services, Inc.

         William T. Albanese has served as one of our directors since May 1999 and has served as President of Central Concrete Supply Co., Inc., one of our subsidiaries, since 1987. Previously, he served in various other capacities for Central since 1966.

         Robert S. Walker has served as one of our directors since May 1999 and served as Executive Vice President of Central from May 1999 to December 2000. From 1965 until May 1999, Mr. Walker served as President of Walker's Concrete, Inc., a company we acquired in May 1999 that subsequently merged into Central.

         Neil J. Vannucci has served as one of our directors since May 1999 and served as Executive Vice President of Central from May 1999 to April 2000. From 1995 until May 1999, Mr. Vannucci served as President of Bay Cities Building Materials Co., Inc., a company we acquired in May 1999 that subsequently merged into Central. Previously, he served as Vice President of Bay Cities since October 1982. Mr. Vannucci also serves as a Director of First National Bank of Northern California, a publicly traded financial institution.

         Murray S. Simpson has served as one of our directors since May 1999. From 1975 until 1991, Mr. Simpson served as President and Chief Executive Officer of Super Concrete Corporation. Following that company's merger with British construction materials producer Evered, plc, which is now known as Aggregate Industries, plc, Mr. Simpson served in various roles, including Executive Vice President, Corporate Development, for its United States operations and Director and Counsel for its mid-Atlantic area subsidiary, Bardon, Inc. Mr. Simpson has served on the board of directors of the NRMCA for 19 years and as chairman of the board from 1997 to 1998. He has also served as a director of the National Aggregates Association.

         Eugene P. Martineau has served as our Chief Executive Officer and President since September 1998 and as one of our directors since March 1999. Mr. Martineau has over 30 years of experience in the ready-mixed concrete industry. From 1992 until joining us, he served as Executive Vice-President for the Concrete Products Group of Southdown, Inc., a publicly traded, integrated cement and ready-mixed concrete company that Cemex S.A. de C.V. acquired in November 2000. From April 1990 through March 1992, Mr. Martineau served as Vice President and General Manager of Southdown's Florida Mining and Materials. Prior to March 1992, Mr. Martineau held various executive management positions with Allied Ready Mix, Inc., Ready Mix Concrete Company, the Lehigh Portland Cement Company and Allied Products Company. Mr. Martineau has served as a director of the NRMCA since January 2000, and also served as a director and member of the Executive Committee of the NRMCA from 1996 until May 1999. He served as chairman of the NRMCA's Promotion Committee from 1997 through March 1999. From 1994 through 1997, Mr. Martineau served as the National Director of RMC 2000.

         Michael W. Harlan has served as our Senior Vice President and Chief Financial Officer since September 1998 and as one of our directors since March 1999. Mr. Harlan also served as our Secretary from September 1998 to August 1999. Mr. Harlan served as Senior Vice President and Chief Financial Officer of Apple Orthodontix, Inc., an orthodontic practice management company, from March 1997 to August 1998. From December 1996 to February 1997, Mr. Harlan served as a consultant to Apple Orthodontix on financial and accounting matters. In January 2000, approximately 17 months after Mr. Harlan departed from Apple Orthodontix, Apple Orthodontix filed a voluntary case under chapter 11 of the federal bankruptcy code. From April 1991 through December 1996, Mr. Harlan held various positions in the finance and acquisitions departments, including Treasurer from September 1993 to December 1996, of Sanifill, Inc., a publicly traded international environmental services company that USA Waste Services, Inc. acquired in 1996. From May 1982 through April 1991, he held various positions in the tax and corporate financial consulting services division of Arthur Andersen LLP, where he had been a manager since July 1986. Mr. Harlan is also a director of Waste Connections, Inc., a solid waste services company.

         Peter T. Dameris has served as one of our directors since May 1999 and has served as Chief Operating Officer of Quanta Services, Inc. since February 2001. Mr. Dameris served as Chairman of the Board of Directors and Chief Executive Officer of Metamor Worldwide, Inc., an information technology services company, from September 1999 to September 2000, where he also served as Executive Vice President of Corporate Development and Secretary from 1998 to September 1999, as Senior Vice President, General Counsel and Secretary from September 1996 to 1998 and as Vice President, General Counsel and Secretary from January 1995 to September 1996. Before joining Metamor Worldwide, Inc. in January 1995, Mr. Dameris was a partner with the law firm of Cochran, Rooke and Craft, LLP, with whom he had been associated since June 1989.

         YOUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE THREE PERSONS NOMINATED FOR ELECTION AS CLASS II DIRECTORS.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                 AND COMMITTEES

DIRECTOR MEETINGS

         Our Board met four times and took action by unanimous written consent on four occasions during 2000. Our Board has five standing committees: an Audit Committee; a Compensation Committee; an Acquisitions Committee; an Executive Committee; and a Nominating Committee. During 2000, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and any committee on which he served, except for Mr. Dameris.

         AUDIT COMMITTEE

         The Audit Committee, which met four times during 2000, consists of Messrs. Dameris, Colson and Simpson. U.S. Concrete's securities are listed on the Nasdaq National Market and are governed by the listing standards of the National Association of Securities Dealers (the "NASD"). Each of the members of the Audit Committee is independent as defined by our policy and the NASD's listing standards. The Audit Committee's role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor's work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

         o recommending the appointment of our independent auditors to the Board of Directors;

         o reviewing the scope of the independent auditors' examination and, at the conclusion of that examination, reviewing the results of the audit, including any comments or recommendations of the independent auditors;

         o reviewing our financial policies and accounting systems and controls and our audited and interim unaudited financial statements;

         o preparing a report for inclusion in our proxy statement regarding its review of our audited financial statements, including a statement on whether it recommended that the Board include those financial statements in our annual report on Form 10-K for that year;

         o approving and ratifying the duties and compensation of our independent auditors, both for audit and non-audit services; and

         o reviewing and assessing, on an annual basis, the adequacy of the Audit Committee's charter and recommending revisions to the Board.

The Audit Committee meets separately with the independent auditors to provide an open avenue of communication. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors. The Audit Committee is governed by a charter, a copy of which is attached to this proxy statement as Appendix A.

         COMPENSATION COMMITTEE

         The Compensation Committee, which met twice and took action by unanimous written consent on 21 occasions during 2000, consists of Messrs. Foster, Dameris and Colson. The Compensation Committee:

         o administers our incentive compensation plans; and

         o determines salaries for executive officers and incentive compensation for senior employees and other key management personnel.

For additional information concerning the Compensation Committee, see "Report of the Compensation Committee Regarding Executive Compensation."

         ACQUISITIONS COMMITTEE

         The Acquisitions Committee, which met once and took action by unanimous written consent on six occasions during 2000, consists of Messrs. Foster, Martineau, Harlan, Albanese and Vannucci. The Acquisitions Committee:

         o reviews and monitors the strategic direction of our acquisition program; and
         o has the authority to approve acquisitions of companies within certain financial parameters.

         EXECUTIVE COMMITTEE

         The Executive Committee, which neither met nor took action by unanimous written consent during 2000, consists of Messrs. Foster, Martineau, Harlan, Simpson, Albanese and Walker. The Executive Committee has such authority as is delegated to it from time to time by the full Board. The Board delegated no authority to the Executive Committee during 2000.

         NOMINATING COMMITTEE

         The Nominating Committee, which met once during 2000, consists of Messrs. Simpson, Walker, Mitschele and Dameris. The Nominating Committee:

         o  interviews and evaluates new candidates for director of U.S.
            Concrete;
         o recommends to the full Board all nominees for election to the Board by our stockholders; and
         o recommends directors to be elected by the Board to fill vacancies on the Board.

The Nominating Committee will consider nominees recommended by stockholders. Stockholders may submit nominations to the Nominating Committee in care of Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

         As to each person a stockholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must (1) include the name, age, business address and principal occupation or employment of that person, the number of shares of common stock that person owns beneficially or of record and any other information relating to that person that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require, and (2) be accompanied by the written consent of the person that stockholder proposes to nominate for election as a director to be named in the proxy statement as a nominee and to serve as a director if elected. The nomination notice must also include, as to that stockholder and that beneficial owner, if any, of common stock on whose behalf that stockholder is making the nomination or nominations, (1) the name and address of that stockholder, as they appear on U.S. Concrete's books, (2) the number of shares of common stock which that stockholder and that beneficial owner each owns beneficially or of record,
(3) a description of all arrangements and understandings between that stockholder or that beneficial owner and each proposed nominee of that stockholder and any other person or persons (including their names) pursuant to which that stockholder will make the nomination(s), (4) a representation by that stockholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice and (5) any other information relating to that stockholder and that beneficial owner that
Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require. To be timely for consideration at our 2002 Annual Meeting, our Corporate Secretary must receive a stockholder's nomination notice at our principal executive offices, 2925 Briarpark, Suite 500, Houston, Texas 77042, no later than the close of business on February 16, 2002.

DIRECTOR COMPENSATION

         We pay to each of our nonemployee directors fees of $1,000 for each Board meeting and $500 for each Board committee meeting the director attends, unless the committee meeting is held on the same day as a Board meeting. We also periodically grant nonemployee directors options to purchase shares of common stock pursuant to our 1999 Incentive Plan. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The following table provides information about our current executive officers and key employees:

NAME                                   AGE                       POSITION(s) HELD
----                                   ---                       ----------------
Eugene P. Martineau                    61       Director, Chief Executive Officer and President

Michael W. Harlan                      40       Director, Senior Vice President and Chief Financial Officer

William T. Albanese                    57       Director and President of Central Concrete Supply Co., Inc.

Raymond C. Turpin                      63       Vice President - Technical Affairs *

Terry Green                            53       Vice President - Operational Integration *

Charles W. Sommer                      36       Vice President and Controller

Donald C. Wayne                        34       Vice President, Secretary and General Counsel

-----------------
    *  Key employee.

         For a description of the business backgrounds of Messrs. Martineau, Harlan and Albanese, see "Election of Directors" above.

         Raymond C. Turpin has served as our Vice President - Technical Affairs since January 2001. From January 2000 through January 2001 he served as our Vice President - Technical Marketing and Development. Mr. Turpin has over 35 years of experience in the construction materials industry. From 1988 until joining us, he was Director of Technical Service and New Product Development of Blue Circle Cement, North America, a producer and supplier of cement to the construction industry. From 1984 until 1988, Mr. Turpin served as Technical Director of Williams Brothers Concrete, which Blue Circle Cement acquired in 1986, supervising the manufacture of chemical admixtures for concrete. From 1972 until 1984, Mr. Turpin was self employed as a consultant to the concrete industry, and during that time developed two patents relating to the use of fly ash in concrete.

          Terry Green has served as our Vice President - Operational Integration since May 1999. Mr. Green has managed the operations of ready-mixed concrete producers and other transportation-related businesses for over 20 years. From August 1998 until May 1999, he served as Vice President of Maintenance for Armellini Express Lines, Inc. From January 1989 until June 1998, Mr. Green served as Director of Maintenance, Equipment and Purchasing for the concrete products division of Southdown, Inc. From 1980 until 1989, Mr. Green held various positions with Kraft, Inc., serving as Private Fleet Operations Manager from 1988 until 1989.

         Charles W. Sommer has served as our Corporate Controller since March 1999 and as Vice President since June 1999. From February 1997 through March 1999, he was Corporate Controller of Apple Orthodontix, Inc. From February 1996 through January 1997, he was the Corporate Controller of Metamor Worldwide, Inc. From November 1993 through February 1996, Mr. Sommer was Assistant Corporate Controller of Sanifill, Inc., and from July 1986 through November 1993, he held various positions in the audit division of Arthur Andersen LLP, where he had been a manager since July 1990.

         Donald C. Wayne has served as our Vice President and General Counsel since May 1999 and as our Secretary since August 1999. From October 1994 until joining us, Mr. Wayne served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation we paid during 1999 and 2000 to our chief executive officer and our four other most highly compensated executive officers in 2000 (the "named executive officers").

                                     Annual Compensation(1)         Long-Term Compensation
                                     ---------------------------  ---------------------------
        Name and                                                                                  All Other
   Principal Position        Year         Salary          Bonus    Shares Underlying Options  Compensation (2)
------------------------     ----    ----------------  ---------  --------------------------- ----------------
Eugene P. Martineau
   President, Chief
   Executive Officer         2000        $185,416           --                90,000                 $70,939(3)
   and Director              1999         137,500           --               225,000                    --

Michael W. Harlan
    Senior Vice
    President, Chief
    Financial Officer and    2000         167,708           --                70,000                   4,469
    Director                 1999         137,500           --               175,000                    --

Charles W. Sommer
    Vice President and       2000         117,789         $5,000              15,000                   5,452
    Controller               1999          83,603(4)        --                65,000                    --

Donald C. Wayne
    Vice President,
    Secretary and General    2000         117,789          5,000              15,000                   5,250
    Counsel                  1999          67,206(5)        --                65,000                  23,000(6)

William T. Albanese
    President of Central     2000         200,000           --                25,000                   8,305
    and Director             1999         116,667           --                  --                      --

-----------------

(1) Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for any named executive officer.
(2) Unless otherwise provided in a separate footnote, the amounts in this column represent matching contributions to the 401(k) plan account of such named executive officers.
(3) The amount shown represents $7,083 in matching contributions to the 401(k) plan account of Mr. Martineau and a $63,856 relocation expense reimbursement.
(4) The amount shown represents Mr. Sommer's compensation from April 1, 1999, the beginning date of his employment with us, through December 31, 1999.
(5) The amount shown represents Mr. Wayne's compensation from May 24, 1999, the beginning date of his employment with us, through December 31, 1999.
(6)   The amount shown represents compensation for relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options we granted during 2000 to each of the named executive officers:

                                                INDIVIDUAL GRANTS
                          -----------------------------------------------------------
                                                                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                              PERCENTAGE OF                            OF STOCK PRICE APPRECIATION
                           NUMBER OF SHARES   TOTAL OPTIONS     EXERCISE                    FOR OPTION TERM(4)
                          UNDERLYING OPTIONS    GRANTED IN     PRICE (PER  EXPIRATION  ---------------------------
          NAME                GRANTED (1)        2000 (2)      SHARE)(3)      DATE           5%            10%
          ----            ------------------  --------------  -----------  ----------  ------------- -------------

Eugene P. Martineau               90,000            7.44%         $8.000     3/2/10         $452,790    $1,147,500

Michael W. Harlan                 70,000            5.78           8.000     3/2/10          352,170       892,500

Charles W. Sommer                 12,000            0.99           7.125     3/2/10           53,772       136,260

                                   3,000            0.25           8.000    6/30/10           15,093        38,250

Donald C. Wayne                   12,000            0.99           7.125     3/2/10           53,772       136,260

                                   3,000            0.25           8.000    6/30/10           15,093        38,250

William T. Albanese               25,000            2.07           8.000     3/2/10          125,775       318,750

---------------
(1) The options become exercisable in annual increments of 25% beginning on the first anniversary of the grant date and expire 10 years from the grant date or earlier on termination of employment.
(2) Based on an aggregate of 1,210,500 shares subject to options granted in 2000 to our employees, directors and consultants, including the named executive officers.
(3) We granted options at an exercise price at least equal to the fair market value of our common stock on the grant date.
(4) The potential realizable value assumes an annual rate of appreciation of 5% and 10% for 10 years. Actual gains, if any, will depend on the future performance of our common stock.

STOCK OPTION EXERCISES AND 2000 YEAR-END OPTION VALUES

         The following table details the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2000. No options were exercised by the named executive officers during 2000.

                                            NUMBER OF SHARES UNDERLYING           VALUE OF UNEXERCISED IN-THE-
                                              UNEXERCISED OPTIONS AT                    MONEY OPTIONS AT
                                                 DECEMBER 31, 2000                    DECEMBER 31, 2000(1)
                                       ------------------------------------   ----------------------------------
 NAME                                     EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
 ----                                  -----------------   ----------------   ----------------   ---------------
 Eugene P. Martineau...............          56,250             258,750             --                 --

 Michael W. Harlan.................          43,750             201,250             --                 --

 Charles W. Sommer.................          16,250              63,750             --                 --

 Donald C. Wayne...................          16,250              63,750             --                 --

 William T. Albanese...............            --                25,000             --                 --

---------------
(1) Based on the closing price of $6.25 for our common stock on The Nasdaq Stock Market on December 29, 2000.

EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with Messrs. Martineau, Harlan, Sommer, Wayne and Albanese. Each of these agreements:

        o  provides for an annual minimum base salary;

        o entitles the employee to participate in all our compensation plans in which our executive officers participate; and

        o  has an initial term of three years.

        Each agreement is subject to an automatic daily extension beginning in the third year of the initial term so that, beginning with that third year, the agreement provides for a continuous one-year term, subject to the right of either party to terminate the employee's employment at any time. If we terminate that employment without cause or the employee terminates that employment for good reason, we generally must pay to the employee monthly for the longer of (1) the balance of the initial term or (2) one year following the date the notice of termination is given, the amount equal to one-twelfth of the employee's average annual cash compensation during the two years preceding the date the notice of termination is given. In the case of Mr. Martineau, the severance period will extend for three years if we terminate him other than for cause. In the agreement of each of Messrs. Martineau, Harlan, Sommer and Wayne, "good reason" includes a change of control of our company. If a change of control occurs, (1) each of these employees would be entitled to terminate his employment at any time during the 365-day period following that change of control and receive a lump-sum payment equal to the base salary that would be payable to the employee over the remainder of the employee's initial term of employment or, if longer, 24 months (Messrs. Martineau and Harlan) or 12 months ( Messrs. Sommer and Wayne), and (2) vesting would be accelerated on all outstanding stock options previously granted to all four employees. Each agreement also provides for benefits if the employee dies or becomes disabled. If the employment of the employee terminates for any reason other than for cause by us or without good reason by the employee, that termination will not affect the term or exercisability of any incentive plan stock options the employee holds.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In 2000, Messrs. Foster, Dameris and Colson served as members of the Compensation Committee. Mr. Foster is a senior managing director of Main Street Equity Ventures II, L.P. We paid Main Street $403,000 in 2000 for services related to our acquisition program. Mr. Colson is an investor in Main Street.

                              CERTAIN TRANSACTIONS

TRANSACTIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

        In February 2000, we paid approximately $41.1 million in cash and issued 1,648,022 shares of common stock to Robert S. Beall and his affiliates in consideration for their equity interests in Beall Industries, Inc., Atlas Concrete, Inc., Atlas-Tuck Concrete, Inc., Stokes Transit-Mix, Inc. and Beall Trucking, Inc. On completion of our acquisition of these companies, we entered into eight new facilities leases with their former stockholders or affiliates of those stockholders. The leases generally provide for initial lease terms of five years, with three five-year renewal options we may exercise. We must pay an aggregate of $251,000 in annual rent during the initial terms of these leases. We believe these rentals represent fair market rates.

        On the completion of our IPO, we entered into new facilities leases, or extended existing leases, with former stockholders or affiliates of former stockholders of Central and Baer. Those leases generally provide for initial lease terms of 15 to 20 years, with one or more extension options we may exercise. The following summarizes the current annual rentals we must pay during the initial lease terms:

                                                                             NUMBER OF        AGGREGATE
                                                                            FACILITIES      ANNUAL RENTALS
                                                                            ----------      --------------
         Central............................................................     2             $300,000
         Baer...............................................................     2              248,400

We believe the rentals we must pay under each of these leases are at fair market rates. William T. Albanese, a former owner of Central, and Michael D. Mitschele, the former owner of Baer, are members of our board of directors.

         Central purchases aggregates and related services from time to time from a company owned by two trusts of which William T. Albanese and Thomas J. Albanese are co-trustees. Central's purchases from this company totaled $122,000 in 2000.

         Central uses a company Robert S. Walker owns for raw materials trucking services. Central paid this company $741,000 in 2000 for these hauling services. We believe the financial and other terms on which this company performs these services are fair and substantially equivalent to terms we could obtain from an unaffiliated third party. Mr. Walker is a member of our board of directors.

         At various times in 2000, Main Street rendered services to us in connection with our acquisition program. We paid Main Street $403,000 in 2000 for these services. We believe the amount we paid to Main Street for these services was fair and substantially equivalent to amounts we would have paid to an unaffiliated third party.

         During 2000, we extended loans of $175,000 to Mr. Martineau, our chief executive officer and one of our directors, and $125,000 to Mr. Harlan, our chief financial officer and one of our directors. Each of these loans is evidenced by a promissory note. The loans do not bear interest. Principal is payable upon receipt by each of Messrs. Martineau and Harlan of any cash proceeds from the exercise of stock options and the payment of agreed-upon portions of any bonuses we pay them, until the principal amount is paid in full. Any remaining outstanding principal amount of these loans will be payable in full on March 1, 2005.

         In March 2001, we modified our non-compete arrangements with Neil J. Vannucci, one of our directors. We originally established these arrangements in the acquisition agreement for Bay Cities Building Materials Co., Inc., of which he is a former stockholder. The modifications further limit Mr. Vannucci's right to compete against us in exchange for three annual cash payments of $138,000 each.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. All required 2000 filings were made on a timely basis, except that Mr. Foster failed to timely report one transaction. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports that they have filed with the SEC.

                          REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of U.S. Concrete, Inc.

         We have reviewed and discussed with management U.S. Concrete's audited financial statements as of and for the year ended December 31, 2000.

         In addition, we have discussed with Arthur Andersen LLP, U.S. Concrete's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independent Standards Board's Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with that firm its independence from U.S. Concrete. We also considered whether Arthur Andersen LLP's provision of services that are not related to the audit of U.S. Concrete's financial statements is compatible with maintaining that firm's independence from U.S. Concrete.

         Based on the reviews and discussions referred to above, we recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete's annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                            The Audit Committee

                                            Peter T. Dameris, Chairman
                                            John R. Colson
                                            Murray S. Simpson


                      REPORT OF THE COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

         The Compensation Committee administers U.S. Concrete's executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers and evaluating the performance of executive officers in meeting those goals. None of the members of the Committee is a current or former employee or officer of U.S. Concrete.

         The Committee seeks to reward senior management for building long-term stockholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain the management personnel necessary to U.S. Concrete's success by providing an executive compensation program comparable to that offered by competitive companies to their management personnel. Finally, the Committee believes we must compensate our executive officers fairly for their contributions to our short-term and long-term performance. The Committee uses annual base salaries, annual bonuses and equity incentives to achieve these goals.

BASE SALARY

         Base salaries for executives are determined initially by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. The Committee is aware that base salaries of our executive officers are below those paid by other comparably sized, publicly traded companies. The Committee intends to review executive salaries annually based on a variety of factors, including individual performance, general levels of market salary increases and U.S. Concrete's overall results. The Committee grants salary increases within a pay-for-performance framework. Performance for base salary purposes is assessed using a qualitative, rather than a quantitative, performance assessment; no specific performance formula or weighting of factors is used in determining base salary levels. However, the Committee considers operating performance, execution of our business strategy, earnings levels and progress in implementing business development efforts in establishing base salary increases for executives. Mr. Martineau received a base salary of $185,416 during 2000.

ANNUAL BONUS PLAN

         The Committee has adopted an annual bonus plan to provide executive officers and other key employees with additional performance incentives in the form of an annual cash bonus for meeting certain financial, operational and personal goals set on an annual basis. The annual bonus plan provides that a portion of each key corporate employee's annual bonus is determined based on achieving a predetermined earnings per share target. A portion of each key business unit employee's annual bonus is based on achieving that earnings per share target as well as a predetermined earnings target for the employee's business unit. The remainder of each key employee's bonus is discretionary based on individual performance in achieving predetermined goals set by the employee and approved by a supervisor. Bonus levels vary in accordance with each key employee's level of responsibility. Mr. Martineau did not receive a bonus during 2000.

INCENTIVE COMPENSATION

         The Committee grants executives discretionary annual stock options under U.S. Concrete's 1999 Incentive Plan at an exercise price not less than the fair market value of the common stock on the grant date. Accordingly, stock options have value only if the price of the common stock appreciates after the grant date. This design focuses executives on the creation of stockholder value over the long term and increases their proprietary interest in U.S. Concrete.

         The Committee granted options to purchase a total of 190,000 shares of common stock to the named executive officers during 2000. All the options granted to executive officers vest at the rate of 25% per year, commencing on the first anniversary of the grant date, and expire 10 years from the grant date or three months following termination of employment.

         In 2000, Mr. Martineau received an option to purchase 90,000 shares of common stock with an exercise price of $8.00 per share. In determining the number of shares subject to the option granted to Mr. Martineau, the Committee considered numerous subjective factors indicative of his dedication to the success of U.S. Concrete. As of April 6, 2001, Mr. Martineau owned 315,117 shares of common stock and held options to purchase a total of 315,000 shares. The Committee believes that this equity interest provides an appropriate link to the interests of our company's stockholders.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to certain executive officers, except for qualified performance-based compensation. U.S. Concrete had no nondeductible compensation expense for the year ended December 31, 2000. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with U.S. Concrete's compensation objectives.

         This report is furnished by the Compensation Committee of the Board of Directors.

                                                   John R. Colson, Chairman
                                                   Vincent D. Foster
                                                   Peter T. Dameris

                                PERFORMANCE GRAPH

         The following graph compares, for the period from May 26, 1999, the date of our IPO, to December 31, 2000, the cumulative stockholder return on our common stock with the cumulative total return on the Standard & Poor's 500 Index and a peer group index we selected that includes seven public companies within our industry. The comparison assumes that $100 was invested on May 26, 1999 in our common stock, the S&P 500 Index and the peer group index and further assumes all dividends were reinvested.

         The companies that comprise the peer group index are Lafarge Corporation, Texas Industries, Inc., Florida Rock Industries, Inc., Centex Construction Products, Inc., Martin Marietta Materials, Inc., Vulcan Materials Company and U.S. Aggregates, Inc. This group is the same as the group we used in the proxy statement for our 2000 annual meeting of stockholders, except that we removed Southdown, Inc. from the peer group this year because it was acquired in 2000 by Cemex S.A. de C.V., a large global cement company headquartered in Mexico.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [GRAPH APPEARS HERE]





--------------------------------------------------------------------------------------------------------------------
                       5/26/99     6/30/99     9/30/99    12/31/99     3/31/00     6/30/00     9/30/00     12/31/00
                       -------     -------     -------    --------     -------     -------     -------     --------
--------------------------------------------------------------------------------------------------------------------
U.S. Concrete           100.00      118.75      101.56       75.00       75.00      100.00       90.63        78.13
--------------------------------------------------------------------------------------------------------------------
S&P 500                 100.00      103.06       96.62      111.00      113.55      110.53      109.46       100.89
--------------------------------------------------------------------------------------------------------------------
Peer Group              100.00      103.21       82.98       84.95       85.91       79.90       78.97        87.41
--------------------------------------------------------------------------------------------------------------------

                                 PROPOSAL NO. 2
                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board has selected Arthur Andersen LLP to serve as our independent auditors for the year ending December 31, 2001. Although stockholder ratification is not required, the Board has directed that such appointment be submitted to the stockholders for ratification at the Annual Meeting. Arthur Andersen LLP has served as our independent auditors since 1998. Representatives of Arthur Andersen will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any stockholders.

         Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast on the proposal is necessary to ratify the selection of Arthur Andersen LLP as our independent auditors for the year ending December 31, 2001. The enclosed form of proxy provides a means for you to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. IF YOU EXECUTE AND RETURN A PROXY, BUT DO NOT SPECIFY HOW TO VOTE THE SHARES REPRESENTED BY YOUR PROXY, THE PERSONS NAMED AS PROXIES WILL VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS. In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not affect the vote.

AUDIT FEES

         Arthur Andersen LLP's fees for our 2000 audit were $275,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         We did not incur any fees to Arthur Andersen LLP in 2000 with respect to financial information systems design and implementation services.

ALL OTHER FEES

         Arthur Andersen LLP's fees for all other professional services rendered to us during 2000 were $1.4 million.

         YOUR BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF U.S. CONCRETE FOR THE YEAR ENDING DECEMBER 31, 2001.

                  EXPENSES RELATING TO THIS PROXY SOLICITATION

         We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $4,000.

                                OTHER INFORMATION

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2002 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 2925 Briarpark, Suite 500, Houston, Texas 77042, so that we receive that notice by no later than the close of business on December 20, 2001. If you submit a stockholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

         In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting. The procedure provides that stockholders must submit proposals to us in writing containing certain information specified in our bylaws not less than 90 days prior to the first anniversary of our preceding year's annual meeting. These requirements are in addition to the SEC's requirements that a stockholder must comply with to have a stockholder proposal included in our proxy statement. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary.

         Under these bylaw provisions, we must receive stockholder proposals for our 2002 Annual Meeting of Stockholders no later than the close of business on February 16, 2002. Stockholders must deliver the proposals to Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

OTHER MATTERS

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

                         By Order of the Board of Directors


                         /s/ DONALD C. WAYNE
                         Donald C. Wayne
                         Vice President, Corporate Secretary and General Counsel

Houston, Texas
April 19, 2001

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the corporation's stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all applicable requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

         Review and recommend to the directors the independent auditors to be selected to audit the consolidated financial statements of the corporation and its subsidiaries.

         Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

         Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

         Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

         Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         Review accounting and financial human resources and succession planning within the company.

         Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

                                                                 (Front of Card)

                               U.S. CONCRETE, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael W. Harlan and Donald C. Wayne, and each of them, with full power of substitution and resubstitution to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 17, 2001 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 19, 2001 (the "Proxy Statement") and (2) in their discretion upon such other maters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

                                                                  (Back of Card)

                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                               AS SOON AS POSSIBLE

                         ANNUAL MEETING OF STOCKHOLDERS
                              U.S. CONCRETE, INC.

                                  MAY 17, 2001

                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------

         [X] Please mark votes as in this example.

         A vote FOR the following proposals is recommended by the Board of
Directors:

         PROPOSAL NO. 1. To elect the nominees listed at right to the Board of Directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

[ ] FOR all nominees         [ ] WITHHOLD                  NOMINEES:
listed at right              AUTHORITY to vote for all     Vincent D. Foster
(except as indicated         nominees listed at right.     Michael D. Mitschele
to the contrary below).*                                   John R. Colson

         * INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLEASE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
HERE:____________________________________________.

         PROPOSAL NO. 2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

                                      MARK HERE                MARK HERE
                                      FOR ADDRESS              IF YOU PLAN
                                      CHANGE AND    [ ]        TO ATTEND     [ ]
                                      NOTE AT LEFT.            THE MEETING.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING PROCEDURAL AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING.

         The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company's 2001 Annual Meeting of Stockholders. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2000, is hereby acknowledged.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Date:
                              Signature

Date:
                              Signature


NOTE: Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy.